--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         THE STANDARD REGISTER COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: ..........

  (2) Aggregate number of securities to which transaction applies: .............

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): .............................

  (4) Proposed maximum aggregate value of transaction: .........................

  (5) Total fee paid: ..........................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ..................................................

  (2) Form, Schedule or Registration Statement No.: ............................

  (3) Filing Party: ............................................................

  (4) Date Filed: ..............................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            [STANDARD REGISTER LOGO]

                       P.O. BOX 1167  -  DAYTON, OH 45401

                                           March 26, 1999

Dear Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, April 21, 1999 at 11:00 a.m. We will be meeting this year for the first time in the Frederick C. Smith Auditorium located in the David H. Ponitz Sinclair Center on the Sinclair Community College campus. Directions to the Annual Meeting appear on the back page of this booklet. Parking passes will be provided and refreshments will be served before the Annual Meeting but no lunch will be provided.

     A notice of the Annual Meeting and Proxy Statement follow which describe the business to be transacted. You will also find enclosed your proxy voting card and the 1998 Annual Report. We will report during the Annual Meeting on our 1998 operations and plans for the future.

     We would like to take this opportunity to remind you that your vote is important. We would urge you to complete, sign and date the enclosed proxy card and return it as soon as possible so that your shares will be represented, whether or not you plan to attend the Annual Meeting. We look forward to seeing you on April 21st and addressing your questions and comments.

                                           Very truly yours,
                                           /s/ Paul H. Granzow
                                           Paul H. Granzow
                                           Chairman of the Board of Directors

                                           /s/ Peter S. Redding
                                           Peter S. Redding
                                           President & Chief Executive Officer

                            [STANDARD REGISTER LOGO]

                       P.O. BOX 1167  -  DAYTON, OH 45401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        OF THE STANDARD REGISTER COMPANY

To All Shareholders:

     The Annual Meeting of Shareholders (the "Annual Meeting") of The Standard Register Company, an Ohio corporation (the "Company"), will be held in the Frederick C. Smith Auditorium located in the David H. Ponitz Sinclair Center, Building 12, on the Sinclair Community College Campus, 444 West Third Street, Dayton, Ohio 45402, at 11:00 A.M. Eastern Daylight Savings Time on Wednesday, April 21, 1999, for the following purposes:

     (1) To fix the number of Directors to be elected at ten;

     (2) To elect ten Directors;

     (3) To approve an amendment to the Company's Amended Articles of Incorporation to increase the authorized Common Shares from 50,500,000 to 101,000,000 and authorized Class A Stock from 4,725,000 to 9,450,000;

     (4) To appoint Battelle & Battelle LLP, Certified Public Accountants, as the Company's auditors for the year 1999;

     (5) To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on February 26, 1999, as the record date for determining the Shareholders of the Company entitled to vote at the Annual Meeting.

     A copy of the Company's Annual Report for its fiscal year ended January 3, 1999 is enclosed. It is not deemed to be part of the official Proxy soliciting material. If any Shareholder fails to receive a copy of the Annual Report, one may be obtained by writing to the Secretary of the Company.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Kathryn A. Lamme
                                           Corporate Vice President-Secretary
                                           & Deputy General Counsel

Dayton, Ohio
March 26, 1999

   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

                         THE STANDARD REGISTER COMPANY

--------------------------------------------------------------------------------

                                PROXY STATEMENT

                                      FOR

                                 ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

--------------------------------------------------------------------------------

                          PRINCIPAL EXECUTIVE OFFICES:
                               600 ALBANY STREET
                               DAYTON, OHIO 45408
                                 (937) 443-1000

                          Mailing Date: March 26, 1999

--------------------------------------------------------------------------------

      This Proxy Statement accompanies the Notice of Annual Meeting of Shareholders (the "Annual Meeting") of The Standard Register Company, an Ohio corporation (the "Company"), to be held in the Frederick C. Smith Auditorium located in the David H. Ponitz Sinclair Center, Building 12, on the Sinclair Community College Campus, 444 West Third Street, Dayton, Ohio, on Wednesday, April 21, 1999, at 11:00 A.M. The proxies are solicited on behalf of the Board of Directors of the Company. Shareholders of record at the close of business February 26, 1999, are entitled to notice of and to vote at the Annual Meeting. The Company had outstanding, on the record date, 23,700,463 shares of Common Stock (each share having one vote) and 4,725,000 shares of Class A Stock (each share having five votes).

At the Annual Meeting, the Shareholders will: (1) determine the number of directors to be elected; (2) elect a Board of Directors; (3) decide whether to increase the authorized shares of Common and Class A Stock of the Company; (4) select independent auditors for the Company; and (5) transact such other business as may properly come before the Annual Meeting.

  All properly cast votes, in person or by proxy, will be counted in voting upon the proposals to be described at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Properly executed proxies received in time to be voted at the Annual Meeting, or any adjournments thereof, will be voted according to the instructions indicated on the proxies unless the proxies have been revoked. If no choice is specified, the shares of stock will be voted as recommended by the Board of Directors. Proxies may be revoked by giving a later dated proxy to the Company or by giving notice of revocation to the Company in writing or orally at the Annual Meeting. The presence of a Shareholder at the Annual Meeting will not, by itself, revoke a proxy. The proxies solicited on behalf of the Board of Directors of the Company contain the authority to vote the shares of stock cumulatively in the election of directors.

                                   PROPOSALS

PROPOSAL 1: FIXING NUMBER OF DIRECTORS

  The Company has ten directors. The Board of Directors recommends fixing the number of directors to be elected at ten. The affirmative vote of a majority of the votes cast upon this proposal is required for approval.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR FIXING THE NUMBER OF DIRECTORS TO BE ELECTED AT TEN.

PROPOSAL 2: ELECTION OF DIRECTORS

  The Board of Directors is nominating for election the ten persons hereinafter named to be directors of the Company and to hold office until the next annual election or until their successors are elected and qualified.

  Although the Board of Directors does not contemplate that any of the nominees will be unavailable for election, if any of them is unavailable, the shares will be voted for substitute nominees as determined by the persons voting the proxies.

  Cumulative voting is permitted by the laws of Ohio in voting for the election of directors, if notice is given in writing by any Shareholder to the President, a Vice President or Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting. If any shares are voted cumulatively for the election of directors, each Shareholder present at the Annual Meeting and the persons voting the proxies shall have full discretion and authority to cumulate such voting power as the Shareholder or proxy possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the Shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as determined by the Shareholder or proxy.

  In the absence of cumulative voting, nominees receiving the highest number of votes cast for the positions to be filled will be elected.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE FOLLOWING NAMED NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY:

NOMINEES

  All nominees recommended by the Company for election were previously elected as Directors. Information concerning each nominee follows:

                                               SERVED AS
NAME                                AGE      DIRECTOR SINCE
----                                ---      --------------
ROY W. BEGLEY, JR.*                 43            1994
  Mr. Begley has been an Assistant Vice-President and
Investment Officer with Key Trust Co. of Ohio, N.A., since
September 1995. He was an Investment Executive of Society
Investments, Inc. from April 1994 until September 1995. He
was an Investment Specialist with Provident Securities and
Investments from August 1992 until April 1994, and a
Financial Consultant with Shearson-Lehman Brothers prior to
August 1992. He is a member of the Pension Advisory
Committee of the Board of Directors.
F. DAVID CLARKE, III                42            1992
  Mr. Clarke has been Chairman of the Board of Directors of
Clarke-Hook Corporation and its Vice President and General
Counsel since December 1990. He is Chairman of the
Compensation Committee and a member of the Audit Committee
of the Board of Directors.
PAUL H. GRANZOW                     71            1966
  Mr. Granzow has been Chairman of the Board of Directors of the Company since January 1984. He is a co-trustee of the
John Q. Sherman Trusts. See "Voting Securities and Principal
Holders Thereof".
GRAEME G. KEEPING                   57            1996
  Mr. Keeping has been President of Information Resources
Management Associates, a consulting firm, since 1987. He is
a member of the Pension Advisory Committee of the Board of
Directors.
PETER S. REDDING                    60            1992
  Mr. Redding has been President & Chief Executive Officer
of the Company since December 1994. Prior to December 1994,
he served the Company in various executive, sales management and sales positions. He is a member of KeyBank National
Association, Dayton Region Advisory Board and a Director of
Projects Unlimited, Inc.

                                               SERVED AS
NAME                               AGE      DIRECTOR SINCE
----                               ---      --------------
DENNIS L. REDIKER                   55            1995
  Mr. Rediker has been Chief Executive Officer of English
China Clays, plc ("ECC plc") since 1996. From 1993 until
1996, he was President and CEO of ECC International Inc.
From 1989 until 1993, he was President of Mead Coated Board
Division of Mead Corporation Worldwide Operations. He is
also a Director of ECC plc. He is a member of the Audit and
Compensation Committees of the Board of Directors.
ANN SCAVULLO                        52            1996
  Ms. Scavullo has been a principal in Churchill Investor
Services since January 1999. She was Vice President of
Strategic Alliances and Joint Ventures of Avon Products,
Inc. from 1995 until 1999. From 1991 until 1995, she was
Vice President of Investor Relations at Avon Products. She
was Director of Investor Relations at Avon Products prior to
1991. She is a member of the Compensation Committee of the
Board of Directors.
JOHN J. SCHIFF, JR.                 55            1982
  Mr. Schiff is Chairman of the Board of Directors and Chief
Operating Officer of The Cincinnati Insurance Company and
the Cincinnati Financial Corporation. He is a Director of
The Cinergy Corp., Fifth Third Bankcorp, The Fifth Third
Bank, Cincinnati Bengals, Inc. and John J. and Thomas R.
Schiff & Co., Inc., an insurance agency. He is Chairman of
the Audit and Pension Advisory Committees of the Board of
Directors.
CHARLES F. SHERMAN *                71            1992
  Mr. Sherman has had personal business interests in Ohio
and Kentucky for over five years. He is a member of the
Pension Advisory Committee of the Board of Directors.
JOHN Q. SHERMAN, II *               45            1994
  Mr. Sherman has been a manufacturers' representative for
A. Rifkin Company, Wilkes-Barre, Pennsylvania, since 1985.
A. Rifkin Company is a manufacturer of specialty security
packaging. He is a member of the Compensation Committee of
the Board of Directors.

* Roy W. Begley, Jr. and John Q. Sherman, II are first cousins, and are nephews of Charles F. Sherman.
--------------------------------------------------------------------------------

  The Board of Directors met six times in 1998. All directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members during 1998.

BOARD OF DIRECTORS COMMITTEES

  The Audit Committee held three meetings in 1998. Mr. Schiff is Chairman of the Audit Committee. Messrs. Clarke and Rediker are the other members. The Audit Committee is responsible for reviewing the Company's corporate accounting, auditing and financial reporting practices. It also recommends the employment of independent public accountants and reviews the relationships between the Company and its outside public accountants.

  The Compensation Committee held three meetings in 1998. Mr. Clarke is Chairman of the Compensation Committee. Messrs. Rediker and John Q. Sherman, II and Ms. Scavullo are the other members. The Compensation Committee formulates the Company's executive compensation program and determines executive compensation and incentives each year. The Compensation Committee also administers the Company's Stock Option Plan and Management Incentive Compensation Plan.

  The Pension Advisory Committee held three meetings in 1998. Mr. Schiff is Chairman of the Pension Advisory Committee. Messrs. Begley, Keeping and Charles
F. Sherman are the other members. The Pension Advisory Committee formulates and recommends procedures to the Board of Directors to insure that the duties of the Board of Directors under the Employee Retirement Income Security Act are satisfied with respect to the Company's employee pension plans.

  The Company does not have a Nominating Committee. The Board of Directors, which performs the function of a Nominating Committee, will consider nominees recommended by any Shareholder if such recommendation is submitted in writing to the Company by November 26, 1999.

BOARD OF DIRECTORS COMPENSATION

  Non-Officer members of the Board of Directors receive an annual fee of $20,000 for serving on the Board of Directors, and $1,000 for each Board of Director's meeting attended. They also receive an annual fee of $5,500 for serving on the Audit, Compensation and Pension Advisory Committees. The chairmen of the Audit, Compensation and Pension

Advisory Committees receive an additional annual fee of $2,000. Officer members of the Board of Directors do not receive any fees for serving as members of the Board or as members of any committees of the Board of Directors.

  The Company has a supplemental retirement benefit agreement with Paul H. Granzow which provides that the Company will supplement the retirement benefits which he receives from the Stanreco Retirement Plan to the extent necessary to provide him with annual retirement benefits equal to the greater of $150,000 or 50% of the average annual compensation paid to him for the five year period immediately preceding the year of his termination of employment with the Company.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OWNERS OF MORE THAN 5% OF THE COMMON AND CLASS A STOCK OF THE COMPANY

The following are all of the persons known by the Company to own of record or beneficially on February 26, 1999, five percent or more of the outstanding Class A Stock and Common Stock of the Company:

          NAME AND                                             PERCENT OF
         ADDRESS OF                                             COMBINED
         BENEFICIAL                      NUMBER     PERCENT      VOTING
           OWNERS              CLASS    OF SHARES   OF CLASS     POWER
-------------------------------------------------------------------------
PAUL H. GRANZOW,              Class A   2,516,856    53.27       38.87
JAMES L. SHERMAN              Common    5,810,508    24.52
and CHARLES F. SHERMAN,
TRUSTEES(1)
50 East Third St.
Dayton, Ohio 45402
WILLIAM P. SHERMAN(2)         Class A    359,551      7.61
50 East Third St.             Common     878,187      3.71        5.65
Dayton, Ohio 45402
MARY C. NUSHAWG(2)            Class A    359,551      7.61
50 East Third St.             Common     842,996      3.56        5.58
Dayton, Ohio 45402
JAMES L. SHERMAN(2)           Class A    359,551      7.61
50 East Third St.             Common     909,795      3.84        5.72
Dayton, Ohio 45402
ROBERT N. SHERMAN(2)          Class A    359,551      7.61
50 East Third St.             Common     878,061      3.71        5.65
Dayton, Ohio 45402
CHARLES F. SHERMAN(2)         Class A    359,551      7.61
50 East Third St.             Common     879,869      3.71        5.66
Dayton, Ohio 45402
PATRICIA L. BEGLEY(2)         Class A    359,550      7.61
50 East Third St.             Common     830,073      3.50        5.55
Dayton, Ohio 45402
THE FIFTH THIRD BANK,(3)      Class A   1,081,392    22.89
TRUSTEE                       Common    2,595,312    10.95       16.91
Cincinnati, Ohio 45202
THE FIFTH THIRD BANK,(4)      Class A   1,071,624    22.68
TRUSTEE                       Common    2,571,912    10.85       16.76
Cincinnati, Ohio 45202

--------------------------------------------------------------------------------

(1) Paul H. Granzow, James L. Sherman and Charles F. Sherman, the Trustees under the Last Will and Testament of John Q. Sherman, deceased, hold the voting securities in separate equal trusts for each of the six surviving children and heirs of the deceased children of John Q. Sherman, deceased, each of whom is a life beneficiary of his or her respective trust. The Trustees share voting and investment power for the securities in the trusts. The Will of John Q. Sherman requires the Trustees to give each beneficiary who is a child of John Q. Sherman, upon his or her request, a proxy authorizing the beneficiary to vote the shares held in his or her respective trust.

(2) Each of these individuals is a child of John Q. Sherman, deceased. None of them own in his or her own name more than five percent of the outstanding voting securities of the Company; however, each has the right, upon his or her request, to vote the shares of the Company held in his or her respective trust created under the Will of John Q. Sherman, deceased.

(3) The trust under the Last Will and Testament of William C. Sherman, deceased, provides for the payment of net income for life to Helen Margaret Hook Clarke, niece of William C. Sherman, deceased. The Trustee, The Fifth Third Bank ("Fifth Third"), has the sole voting and investment power for the voting securities in the trust.

(4) The trust created under the Agreement with William C. Sherman dated December 29, 1939, provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. Fifth Third has the sole voting and investment power for the voting securities in the trust.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each Director and Executive Officer listed in the Summary Compensation Table and all directors and executive officers as a group own of record or beneficially Class A Stock and Common Stock of the Company on February 26, 1999, as follows:

                                                                       PERCENT OF
                                                                        COMBINED
                                                 NUMBER     PERCENT      VOTING
         BENEFICIAL OWNERS             CLASS    OF SHARES   OF CLASS     POWER
---------------------------------------------------------------------------------
ROY W. BEGLEY, JR.(1)                 Common       1,101     0.005       0.002
  Director
CRAIG J. BROWN(2)(3)                  Common      38,077     0.161       0.080
  Sr. Vice President --
  Administration,
  Treasurer & CFO
F. DAVID CLARKE, III(4)               Common       6,950     0.029       0.015
  Director                            Class A      5,096     0.108       0.069
PETER A. DORSMAN(2)                   Common      27,152     0.115       0.057
  Sr. Vice President &
  General Manager --
  Document Management &
  Systems Division
PAUL H. GRANZOW(2)(5)(6)              Common      66,583     0.281       0.141
  Director & Chairman
  of Board
GRAEME G. KEEPING                     Common         968     0.004       0.002
  Director
PETER S. REDDING(2)(7)(8)             Common     106,846     0.451       0.226
  Director, President &
  Chief Executive Officer
DENNIS L. REDIKER                     Common       1,458     0.006       0.003
  Director
ANN SCAVULLO                          Common       1,722     0.007       0.004
  Director
JOHN J. SCHIFF, JR.                   Common      36,200     0.153       0.076
  Director
CHARLES F. SHERMAN(5)(9)              Common     879,869     3.712       1.859
  Director                            Class A    359,551     7.610       3.799
JOHN Q. SHERMAN, II                   Common       1,411     0.006       0.003
  Director
JOSEPH V. SCHWAN(2)(10)               Common      51,301     0.216       0.108
  Sr. Vice President &
  Chief Operating Officer
TIMOTHY J. WEBB(2)                    Common      13,353     0.056       0.028
  Sr. Vice President &
  General Manager --
  Impressions Division
  All current executive officers and  Common    1,387,333    5.854       2.931
  directors as a group (23            Class A    364,647     7.717       3.853
  persons)(2)

--------------------------------------------------------------------------------

 (1) Roy W. Begley, Jr. and his wife, Margaret Begley, own as joint tenants 900 shares of Common Stock of the Company. Mrs. Begley owns 140 shares of Common Stock of the Company as to which Mr. Begley disclaims beneficial ownership. Mrs. Begley is also the trustee of 600 shares of Common Stock of the Company for the benefit of their children, Lauren A. Begley and Kathleen A. Begley, as to which Mr. Begley disclaims beneficial ownership.

 (2) Includes the following options to purchase Common Stock of the Company exercisable before April 27, 1999: Craig J. Brown -- 28,000 shares; Peter
     A. Dorsman -- 22,400 shares; Paul H. Granzow -24,000 shares; Peter S. Redding -- 63,000 shares; Joseph V. Schwan -29,600 shares; Timothy J. Webb -- 10,000 shares; and all executive officers and directors as a group -- 256,400 shares.

 (3) Todd J. Brown, a child of Craig J. Brown, owns 50 shares of Common Stock of the Company. Craig J. Brown disclaims beneficial ownership of these shares of Common Stock.

 (4) F. David Clarke, III and his wife, Loretta M. Clarke, own as joint tenants 6,776 shares of Common Stock of the Company.

 (5) Paul H. Granzow, and Charles F. Sherman (along with James L. Sherman) are trustees under the Last Will and Testament of John Q. Sherman. As such, the Trustees have the power to vote shares held by the trusts in the event that the beneficiaries of the trusts do not desire to exercise their right to vote the shares. The John Q. Sherman Trust owns 2,516,856 shares of

     Class A Stock and 5,810,508 shares of Common Stock which in the aggregate represents 38.89% of the outstanding votes of the Company. The Trustees share the investment power with respect to Class A and Common Stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in the trusts.

 (6) Lana T. Granzow, the wife of Mr. Granzow, owns 489 shares of Common Stock of the Company. Mr. Granzow disclaims beneficial ownership of these shares of Common Stock.

 (7) Includes 4,000 shares of Common Stock of the Company which the Board of Directors granted Peter S. Redding in 1999 as a bonus, but not issued before the record date.

 (8) Lorelei L. Redding, the wife of Peter S. Redding, owns 250 shares of Common Stock of the Company. Mr. Redding disclaims beneficial ownership of these shares of Common Stock.

 (9) Charles F. Sherman is a beneficiary of the John Q. Sherman Trust and as such has the right to vote 359,551 shares of Class A Stock and 830,073 shares of Common Stock of the Company. The Trustees have the investment power with respect to these shares.

(10) Joseph V. Schwan and his wife, Charlann Schwan, own as joint tenants 650 shares of Common Stock of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of 10% or more of the Company's Common Stock to report certain transactions in the Common Stock to the Securities and Exchange Commission. Dennis L. Rediker, a director of the Company, failed to file by the due date of February 11, 1998, a report for Common Stock which he purchased in 1997. Graeme G. Keeping, a director of the Company, failed to file by the due date of February 17, 1999, a report for Common Stock which he purchased in 1998 and for Common Stock which he received in 1998 from the Company's dividend reinvestment plan. Brian W. Calabro, an officer of the Company, failed to file by the due date of February 11, 1998, a report for Common Stock which he received in 1997 from the Company's dividend reinvestment plan.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

                                                                 LONG-TERM
                                                                COMPENSATION
                                                                   AWARDS
                                                                ------------
                                         ANNUAL COMPENSATION     SECURITIES
                                        ---------------------    UNDERLYING     ALL OTHER
                                         SALARY      BONUS        OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR     ($)        ($)(1)         (#)           ($)(2)
-------------------------------------------------------------------------------------------
PETER S. REDDING                 1998   $509,850   $  898,091(3)   75,000         $1,000
President & Chief                1997    459,844    1,083,430      15,000            950
Executive Officer                1996    344,531      875,488      15,000            950
JOSEPH V. SCHWAN                 1998    309,000      449,413      61,000          1,000
Executive Vice President &       1997    276,250      587,530       6,000            950
Chief Operating Officer          1996    202,750      515,208       6,000            950
CRAIG J. BROWN                   1998    228,600      319,065      55,000          1,000
Sr. Vice President               1997    205,833      400,678       5,000            950
Administration, Treasurer        1996    150,500      382,435       5,000            950
& Chief Financial Officer
PETER A. DORSMAN                 1998    200,000      276,479      55,000          1,000
Sr. Vice President &             1997    161,675      297,800       5,000            950
General Manager -- Document      1996    150,775      383,134       6,000            950
Management & Systems Division
TIMOTHY J. WEBB                  1998    200,000      266,765      55,000            -0-
Sr. Vice President &             1997        n/a          n/a         n/a            n/a
General Manager --               1996        n/a          n/a         n/a            n/a
Impressions Division
-------------------------------------------------------------------------------------------

(1) The 1996 amounts include cash and stock incentives earned by the officers in 1996 but paid in 1997 pursuant to the Key Employees Incentive Plan and Stock Incentive Plan. The 1997 amounts include cash and stock incentives earned by the officers in 1997 but paid in 1998 pursuant to the Management Incentive Compensation Plan. The 1998 amounts include cash and stock incentives earned by the officers in 1998 but paid in 1999 pursuant to the Management Incentive Compensation Plan.

(2) These amounts are the matching contributions paid by the Company to The Standard Register Employees Savings Plan which provides that the Company may make an annual matching contribution for each participant in an amount up to 10% of each participant's contribution; provided, however, the Company's matching contribution for each participant shall in no event exceed .6% of the participant's eligible compensation. Employee contributions to the Savings

    Plan are fully vested. The Company's matching contribution vests after five years of Company service.

(3) Includes 4,000 Shares of Common Stock valued at $27.875 per share which the Board of Directors awarded Peter S. Redding in 1999 as a bonus, but not issued before the record date.

NAMED EXECUTIVE OFFICERS

  Information concerning each of the Executive Officers named in the Summary Compensation Table who are not nominees for election as directors is as follows:

                                               SERVED AS
NAME                               AGE      OFFICER SINCE
----                               ---      -------------
JOSEPH V. SCHWAN                    62          1991
  Mr. Schwan has been Executive Vice President and Chief
Operating Officer since March 1997. From March 1995 until
March 1997, he was Senior Vice President and General
Manager -- Document Management Division. From August 1991
until March 1995, he was Vice President -- Forms Sales &
Marketing. From January 1990 until August 1991, Mr. Schwan
was Vice President and Chief Operating Officer of
Rittenhouse Paper. Mr. Schwan is a member of the Board of
Directors of Hach Company, a manufacturer of water testing
instrumentation.

CRAIG J. BROWN                      49            1987
  Mr. Brown has been Senior Vice
President -- Administration, Treasurer and Chief Financial
Officer since March 1995. From January 1993 until March
1995, he was Vice President-Finance, Treasurer and Chief
Financial Officer. Prior to January 1993, he served the
Company in various executive and financial positions.

PETER A. DORSMAN                    43            1996
  Mr. Dorsman has been Senior Vice President and General
Manager -- Document Management & Systems Division since
January 1, 1998. From January 1996 until January 1998, Mr.
Dorsman was the Senior Vice President and General
Manager -- Document Systems Division. From October 1977
until January 1996, Mr. Dorsman served in a number of senior marketing, strategic planning and sales management positions with NCR Corporation.

TIMOTHY J. WEBB                     49            1998
  Mr. Webb has been Senior Vice President and General
Manager -- Impressions Division since January 1, 1998,
following the acquisition of Uarco Incorporated by the
Company on December 31, 1997. Prior to January 1, 1998, he
served for twenty-six years in a number of sales and
management positions for Uarco Incorporated including
President and Chief Executive Officer from February 1, 1997
to December 31, 1997.

RETIREMENT PLANS

  The Stanreco Retirement Plan provides for retirement benefits based on the average compensation for the highest five years of total plan participation and is funded, in part, by contributions by the participants.

  The Company has a Non-Qualified Retirement Plan which supplements the Stanreco Retirement Plan. It provides retirement benefits which would have been payable from the Stanreco Retirement Plan but for the limits imposed by the Tax Reform Act of 1986. The Company does not currently fund or contribute to the Non-Qualified Retirement Plan but does accrue for projected benefit expense annually. The Company also has an Officers' Supplemental Non-Qualified Plan which pays retirement benefits in addition to the Stanreco Retirement Plan and Non-Qualified Retirement Plan based on the number of years of credited service as an officer in excess of five years.

RETIREMENT PLAN TABLES 1, 2 AND 3

  Table 1 shows the estimated annual retirement benefits payable from the Stanreco Retirement Plan and the Non-Qualified Retirement Plan to the Company's employees in specified remuneration and years of service. Part of the estimated annual benefits include the return of and earnings on contributions made by the employees. Table 2 shows the estimated annual retirement benefits payable from the Officers' Supplemental Non-Qualified Plan to officers based on remuneration and years of officer service (in excess of five years). An officer's annual retirement benefit is equal to the lesser of the sum of the benefits from Tables 1 and 2 or 50% of the average of the highest five years of compensation.

TABLE 1

AVERAGE OF FIVE                             YEARS OF CREDITED SERVICE
HIGHEST YEARS OF   ----------------------------------------------------------------------------
  COMPENSATION       1         5        10        15        20        25        30        35
----------------   ------   -------   -------   -------   -------   -------   -------   -------
   $  200,000      $2,600   $13,000   $26,000   $39,000   $52,000   $65,000   $78,000   $91,000
      300,000       3,900    19,500    39,000    58,500    78,000    97,500   117,000   136,000
      400,000       5,200    26,000    52,000    78,000   104,000   130,000   156,000   182,000
      500,000       6,500    32,500    65,000    97,500   130,000   162,500   195,000   227,500
      600,000       7,800    39,000    78,000   117,000   156,000   195,000   234,000   273,000
      700,000       9,100    45,500    91,000   136,500   182,000   227,500   273,000   318,500
      800,000      10,400    52,000   104,000   156,000   208,000   260,000   312,000   364,000
      900,000      11,700    58,500   117,000   175,000   234,000   242,500   351,000   409,500
    1,000,000      13,000    65,000   130,000   195,000   260,000   325,000   390,000   455,000
    1,100,000      14,300    71,500   143,000   214,500   286,000   357,500   429,000   500,500
    1,200,000      15,600    78,000   156,000   234,000   312,000   390,000   468,000   546,000

TABLE 2

AVERAGE OF FIVE     YEARS OF OFFICER SERVICE IN EXCESS OF FIVE
HIGHEST YEARS OF   --------------------------------------------
  COMPENSATION        1           5          10          15
----------------   --------   ---------   ---------   ---------
   $  200,000       $6,100     $30,500     $61,000     $67,100
      300,000        9,150      45,750      91,500     100,650
      400,000       12,200      61,000     122,000     134,200
      500,000       15,250      76,250     152,500     167,750
      600,000       18,300      91,500     183,000     201,300
      700,000       21,350     106,750     213,500     320,250
      800,000       24,400     122,000     244,000     366,000
      900,000       27,450     137,250     274,500     411,750
    1,000,000       30,500     152,500     305,000     457,500
    1,100,000       33,550     167,750     335,500     503,250
    1,200,000       36,600     183,000     366,000     549,000

  Estimated annual benefits are based upon the assumption that the employee remains in the service of the Company until age 62, at which age the employee qualifies for the maximum retirement percentage benefit. Retirement prior to age 62 will result in actuarially reduced benefits. The estimated annual benefits are taxable income but are not subject to any deduction for social security benefits. No additional benefit can be earned from the Officers' Supplemental Non-Qualified Plan after the sixteenth year of officer service.

  The table below shows the average of the highest five years of total compensation and the years of service and officer service for each Executive Officer listed in the Summary Compensation Table.

TABLE 3

                          AVERAGE OF
                       THE HIGHEST FIVE    YEARS OF   YEARS OF
                           YEARS OF        CREDITED   OFFICER
        NAME          TOTAL COMPENSATION   SERVICE    SERVICE
        ----          ------------------   --------   --------
Peter S. Redding          $1,105,514          30         17
Joseph V. Schwan             655,781           6          7
Craig J. Brown               472,708          15         12
Peter A. Dorsman             397,795           2          3
Timothy J. Webb              320,000           1          1

STOCK OPTION TABLES

  Options to purchase Common Stock of the Company for each Executive Officer listed in the Summary Compensation Table are as follows:
                           OPTION GRANTS DURING 1998

                                                   % OF                                       POTENTIAL REALIZABLE VALUE
                                               TOTAL OPTIONS                                   AT ASSUMED ANNUAL RATES
                              NUMBER OF         GRANTED TO                                   OF STOCK PRICE APPRECIATION
                          SHARES UNDERLYING      EMPLOYEES       EXERCISE                          FOR OPTION TERM
                               OPTIONS              IN             PRICE       EXPIRATION    ----------------------------
          NAME                 GRANTED             1998         (PER SHARE)       DATE            5%             10%
          ----            -----------------    -------------    -----------    ----------    ------------    ------------
Peter S. Redding               60,000               8.0%          $34.13        02/13/08      $1,287,662      $3,263,188
                               15,000               6.5%           30.25        12/29/08         285,361         723,161
Joseph V. Schwan               55,000               7.3%           34.13        02/13/08       1,180,357       2,991,255
                                6,000               2.6%           30.25        12/29/08         114,144         289,264
Craig J. Brown                 50,000               6.7%           34.13        02/13/08       1,073,051       2,719,323
                                5,000               2.2%           30.25        12/29/08          95,120         241,054
Peter A. Dorsman               50,000               6.7%           34.13        02/13/08       1,073,051       2,719,323
                                5,000               2.2%           30.25        12/29/08          95,120         241,054
Timothy J. Webb                50,000               6.7%           34.13        02/13/08       1,073,051       2,719,323
                                5,000               2.2%           30.25        12/29/08          95,120         241,054

  Options to purchase Common Stock of the Company exercised in 1998 for each Executive Officer listed in the Summary Compensation Table are as follows:
                      AGGREGATED OPTION EXERCISES IN 1998
                           AND YEAR-END OPTION VALUES

                                               NUMBER OF           VALUE OF
                                           SHARES UNDERLYING     UNEXERCISED
                                              UNEXERCISED        IN-THE-MONEY
                                                OPTIONS            OPTIONS
                    SHARES                    AT 12/31/98        AT 12/31/98
                  ACQUIRED ON    VALUE       EXERCISABLE/        EXERCISABLE/
      NAME         EXERCISE     REALIZED     UNEXERCISABLE      UNEXERCISABLE
      ----        -----------   --------   -----------------   ----------------
Peter S. Redding       0           0        51,000/124,000     $454,125/302,750
Joseph V. Schwan       0           0         18,600/79,400      162,188/108,125
Craig J. Brown         0           0         18,000/72,000      162,188/108,125
Peter A. Dorsman       0           0          9,400/71,600       64,875/ 97,313
Timothy J. Webb        0           0              0/55,000                  0/0

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee has the overall responsibility for determining specific compensation levels for executive officers and bonuses for executive officers and certain employees subject to approval of the Board of Directors. The Compensation Committee administers the Company's 1995 Stock Option Plan (the "Stock Option Plan") as approved by the Shareholders on April 17, 1996, and Management Incentive Compensation Plan ("Incentive Plan") as approved by the Shareholders on April 16, 1997.

  The Compensation Committee's goal is to establish an executive compensation program that enhances the Company's overall fundamental objective of providing value for its Shareholders. The Compensation Committee believes that the interests of management and Shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable the Company to attract and retain executives with the highest qualifications and by tying executive pay to overall corporation performance. The compensation system developed over the years by the Committee has been designed so that a relatively high percentage of total compensation is incentive-based. The Stock Option Plan is designed to base a portion of the executives' compensation upon the market performance of the Company's stock. The Incentive Plan is designed to provide a significant and flexible economic opportunity to executive officers and key employees of the Company as a reflection of their individual and group contributions to the success of the Company.

  All executive compensation was fully deductible for federal income tax purposes for 1998 either because the individual compensation amounts were less than $1 million or because any excess was incentive-based.

BASE COMPENSATION

  Executive officers' salaries are approved annually by the Board of Directors based on recommendations provided by the Compensation Committee. Prior to 1998, a minimum, mid-point and maximum salary range was established for each executive officer by an independent compensation consultant retained by the Compensation Committee, based on a review of competitive industry practices and job responsibilities. Factors that determine the salary within the range include level of experience and job performance; job performance is judged on both a subjective and objective basis, the latter measured against objectives agreed upon at the outset of the year.

  In 1998, executive officer salaries, including that of Mr. Redding, were adjusted within the ranges previously established in recognition of the significant job responsibilities added as a result of the acquisition and planned integration of Uarco Incorporated and in recognition of record performance during 1997.

  Mr. Redding's salary as President and Chief Executive Officer was increased by four percent per year effective April 1, 1998. This salary was not determined by specific performance measures and his performance was judged on a subjective basis by the Compensation Committee.

  Although Mr. Redding serves as an ex-officio, non-voting member of the Board of Directors' standing committees, including the Compensation Committee, he was not present during any discussion of his compensation.

  The Board of Directors reviewed and adopted the recommendations of the Compensation Committee and implemented the salary levels recommended. This process resulted in the base salaries as disclosed in the Summary Compensation Table for each Executive Officer named in the Summary Compensation Table.

INCENTIVE COMPENSATION

  The Compensation Committee administers the Incentive Plan which became effective January 1, 1997. Sixteen employees were covered by the Incentive Plan in 1998. The Committee selects the participants, determines the amount and terms of each incentive award and decides whether the award shall be made available in cash, Common Stock or a combination of the two.

  Incentive awards to the Incentive Plan participants are subject to objective performance goals established by the Compensation Committee. These goals are based upon one or more of the following: earnings per share, market share, stock price, sales, reduction of cost, net operating income, cash flow, retained earnings, return on capital, return on equity, return on assets, results of customer satisfaction surveys, aggregate product price and other product price measures, and operating and maintenance cost management. The Compensation Committee certifies to the Board of Directors each year the extent to which the performance objectives have been achieved.

  The Compensation Committee adopted performance goals and other criteria for awarding incentive compensation under the Incentive Plan for 1998. The Incentive Plan includes both a short term and a long term incentive compensation component.

  For 1998, the short term compensation component included a compensation pool in an amount equal to 5% of the amount by which 1998 net profits exceeded a 7% return on capital up to, but not including any excess over, a 12% return on capital, plus 8% of the amount by which 1998 net profits exceed a 12% return on capital; provided, however, each participant's short term incentive compensation for 1998 cannot exceed two times each participant's established compensation targets. The participants' compensation targets range from 40% to 75% of the participants' base salaries. An incentive amount calculated according to this formula was paid to the Incentive Plan participants in proportion to short term incentive compensation targets assigned to the participants by the Compensation Committee.

  The long term incentive compensation component will eventually be based upon a three year rolling average return on capital in excess of the cost of capital. Since 1997 was the first year in which the Incentive Plan was in effect, the long term component for 1998 was based upon the average of the 1997 and 1998 return on capital only; in 1999 and thereafter, the long term component will be based upon a three year average return on capital. For 1998, long term incentive compensation was payable only if the two-year average of 1997 and 1998 return on capital exceeded a 9.5% return on capital; provided, however, each participant's long term incentive compensation for 1998 cannot exceed two times each participant's established compensation targets. The participants' compensation targets range from 45% to 100% of the participants' base salaries. This objective was attained in 1998 and long term incentive compensation was payable to the Incentive Plan participants based upon the long term incentive compensation targets which were assigned to the participants by the Committee and the 1998 performance goals and payout matrix approved by the Committee.

  All of the Executives Officers named in the Summary Compensation Table received incentive awards under the Incentive Plan as disclosed in the Summary Compensation Table.

STOCK OPTIONS

  The Compensation Committee also administers the Stock Option Plan which became effective October 19, 1995. Two hundred and forty-five employees were covered by the Stock Option Plan in 1998. The Stock Option Plan is another performance-based component of the Company's compensation program. The object of the Stock Option Plan is to provide an incentive to the Company's management to increase the long term value of the Company's Common Stock by granting stock options to motivate future performance by the executive officers and certain key employees of the Company. The Stock Option Plan also encourages participants to maintain a stock ownership position in the Company in order that their interests are aligned with those of the Company's Shareholders.

  The Compensation Committee determines the eligible employees, the timing of option grants, the numbers of shares granted, vesting schedules, option prices and duration and other terms of the stock options. All of the executives named in the Summary Compensation Table were granted stock options under the Stock Option Plan as disclosed in the Stock Option Tables. The Stock Option Plan provides that options may be granted either as incentive stock options or as nonqualified stock options. Options may be granted for varying periods of from one to ten years. Options do not become exercisable until one year from the date of grant. Thereafter, the right to exercise options vests at a schedule at the time of grant, generally at a rate of 25% per year, cumulative to the extent not exercised in prior periods. The exercise price for incentive stock options must be at least 100% of the last sale price on the exchange on which the stock is trading on the last trading day prior to the date of grant with a further exception that incentive options granted to persons owning more than 10% of the outstanding voting securities of the Company must be at least 110% of such sale price.

THE COMPENSATION COMMITTEE

F. DAVID CLARKE, III (Chairman)
DENNIS L. REDIKER
ANN SCAVULLO
JOHN Q. SHERMAN, II

                               PERFORMANCE GRAPH

  The following Performance Graph presents a comparison of the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock from December 31, 1993 to December 31, 1998 (as measured by dividing (i) the sum of (a) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented, and (b) the difference between the Company's share price at the end and beginning of the periods presented by (ii) the share price at the beginning of the periods presented) with the Standard & Poor's 400 Midcap Index, Standard & Poor's 500 Index and Peer Group Index. The Peer Group consists of Moore Corporation, Ltd., The Reynolds & Reynolds Company, Wallace Computer Services, Inc., and the Company.

                                                       [GRAPH]

                              STANDARD REGISTER        S&P 400 MIDCAP         S&P 500 INDEX            PEER GROUP
                              -----------------        --------------         -------------            ----------
1993                                1.00                   1.00                   1.00                   1.00
1994                                0.87                   0.94                   0.98                   1.01
1995                                1.04                   1.21                   1.32                   1.41
1996                                1.73                   1.42                   1.59                   1.88
1997                                1.89                   1.86                   2.08                   1.67
1998                                1.73                   2.19                   2.64                   1.68

PROPOSAL 3: AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION TO INCREASE THE
            AUTHORIZED SHARES OF COMMON AND CLASS A STOCK

  The Company is currently authorized to have outstanding 50,500,000 shares of Common Stock and 4,725,000 shares of Class A Stock. There is presently issued and outstanding 23,700,463 shares of Common Stock and 4,725,000 shares of Class A Stock. Each share of stock has a par value of $1.00. The Board of Directors is recommending that the authorized shares of Common Stock be increased from 50,500,000 to 101,000,000 and that the authorized shares of Class A Stock be increased from 4,725,000 to 9,450,000. Each share of stock shall continue to have a par value of $1.00.

  The Board of Directors believes that increasing the authorized shares of stock will benefit the Company by improving its flexibility to respond to future business needs and opportunities. For example, there are presently an insufficient number of authorized but unissued shares of stock to permit a 2-for-1 stock split. The Company would have, however, if this proposal is adopted, sufficient shares of Class A and Common Stock to accommodate a 2-for-1 stock split. Although the Board has no specific plan to declare a stock split at this time or at any specific future stock price, the Company would be able with these additional authorized shares to declare a stock split in the future without the expense of a special Shareholder's meeting or having to wait until the next annual meeting in order to maintain a reasonable stock price for the Company's stock. Furthermore, the Company could use these additional authorized shares for other corporate purposes such as future acquisitions, equity offerings and additional benefit plans.

  The Board of Directors does not have any current plans, agreements or understandings for stock issuances which in the aggregate would involve the use of the stock that exceeds the amount presently authorized but unissued. Additionally, the Board has not proposed this increase in the authorized shares with the intention of using these shares for anti-takeover purposes, although the Company could theoretically use these shares to make more difficult or to discourage an attempt to acquire control of the Company.

  If this proposal is approved by the Shareholders, all or any of the authorized but unissued shares of stock may be issued without further action by the Shareholders and without first offering these shares to the Shareholders for subscription. The issuance of these additional shares, except on a prorata basis to all Shareholders, would reduce the proportionate interest of each Shareholder in the Company.

  In order to increase the authorized shares of stock, the Board of Directors recommends that the first paragraph of Article Fourth of the Amended Articles of Incorporation of the Company which presently provides as follows:

          FOURTH: The maximum number of shares of stock which the Corporation is authorized to have outstanding is 55,225,000, of which 50,500,000 shall be known and designated as Common Stock and 4,725,000 shall be known and designated as Class A Stock. Each share of Common Stock and Class A Stock shall have a par value of $1.00.

be deleted and that the following paragraph be substituted for the present first paragraph of Article Fourth of the Amended Articles of Incorporation:

          FOURTH: The maximum number of shares of stock which the Corporation is authorized to have outstanding is 110,450,000, of which 101,000,000 shall be known and designated as Common Stock and 9,450,000 shall be known and designated as Class A Stock. Each share of Common Stock and Class A Stock shall have a par value of $1.00.

  The Board of Directors has unanimously adopted resolutions setting forth the proposed Amendment to the Amended Articles of Incorporation, declaring its advisability and directing that the proposed Amendment be submitted to the Shareholders for their approval at the Annual Meeting. In order for this proposal to be adopted, it must be approved by the affirmative vote of Shareholders holding two-thirds of the voting power of the Company and by the affirmative vote of Shareholders holding seventy-five percent (75%) of the outstanding shares of Common Stock voting separately as a class. This Amendment, if approved by the Shareholders, will become effective upon filing of an appropriate certificate with the Ohio Secretary of State.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR INCREASING THE AUTHORIZED SHARES OF COMMON AND CLASS A STOCK.

PROPOSAL 4: SELECTION OF AUDITORS

  Action will be taken by the Shareholders with respect to the selection of auditors for the Company to serve for 1999. The Board of Directors recommends that the firm of Battelle & Battelle LLP, Certified Public Accountants, who served as auditors last year, be retained.

  A representative of Battelle & Battelle LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement to the Shareholders and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the votes cast is required to retain Battelle & Battelle LLP as the Company auditors for the year 1999.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION AND RETENTION OF BATTELLE & BATTELLE LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE COMPANY'S AUDITORS FOR THE YEAR 1999.

  The Board of Directors does not intend to present any other proposals for action by the Shareholders at the Annual Meeting and has not been informed that any other person or persons intend to present any other proposal for action by the Shareholders at the Annual Meeting. If any other matters come before the Annual Meeting, the person voting the proxies will vote the shares they are authorized to vote on the proposals or matters in their best judgment.

                                 OTHER MATTERS

SOLICITATION EXPENSES

  The expenses soliciting proxies and the expenses of brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries and the fee which will not exceed $5,000 and expenses of W. F. Doring & Co., who will solicit proxies on behalf of the Company. These are the only contemplated expenses of solicitation and they will be paid by the Company.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Any proposal of a Shareholder intended for inclusion in the Company's Proxy Statement and proxy for the 2000 Annual Meeting of the Shareholders, to be held on April 19, 2000, must be received by the Secretary of the Company on or before November 26, 1999, at its principal executive offices at 600 Albany Street, Dayton, Ohio 45408. The form of proxy distributed by the Company with respect to the 2000 Annual Meeting of Shareholders may include discretionary authority to vote on any matter which is presented to the Shareholders at the 2000 Annual Meeting (other than by management) if the Company does not receive notice of that matter at the Company's principal executive offices at 600 Albany Street, Dayton, Ohio 45408, prior to January 31, 2000.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Kathryn A. Lamme
                                       Corporate Vice President-Secretary
                                       & Deputy General Counsel
                                       Dayton, Ohio

                         THE STANDARD REGISTER COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

                         Frederick C. Smith Auditorium
                  David H. Ponitz Sinclair Center/Building 12
                       Sinclair Community College Campus
                             444 West Third Street
                               Dayton, Ohio 45402

                                 APRIL 21, 1999
                    11:00 A.M. EASTERN DAYLIGHT SAVINGS TIME

                         DIRECTIONS TO SINCLAIR CENTER:

                     From I-75 -- Northbound or Southbound:
  Take the Third Street exit and travel east on Third Street to Perry Street.
    Turn right on Perry Street and travel south one block to Fourth Street.
                          Turn right on Fourth Street.
The entrance to the underground parking garage in the Sinclair Center will be on your right.
   After entering garage, stay to the right (northeast) and look for Sinclair
                          Center North Entrance sign.
                 Go through double doors to elevator or stairs.
   Take elevator or stairs to the first floor of Sinclair Center/Building 12.

               (PARKING PASSES WILL BE PROVIDED AT THE MEETING.)

[X] PLEASE MARK VOTES AS IN
    THIS EXAMPLE


                                                                                                        For   Against   Abstain
-----------------------------             1. Proposal to fix and determine the number of Directors to   [  ]    [  ]    [  ]
THE STANDARD REGISTER COMPANY                be ten.
-----------------------------
                                          2. Election of Directors.
                                             A vote FOR includes discretionary authority (I) to           For     With  For All
                                             cumulate votes selectively among the nominees and (II)    Nominees   Hold   Except
                                             to vote for a substitute nominee if any of the nominees      [  ]    [  ]    [  ]
Mark box at right if an address              listed becomes unable or unwilling to serve.
change or comment has been
noted on the reverse side                    Roy W/ Begley, Jr.      Dennis L. Redlker
of this card [  ]                            F. David Clarke, III    Ann Scavullo
                                             Paul H. Granzow         John J. Schiff, Jr.
RECORD DATE SHARES:                          Groeme C. Keeping       Charles F. Sherman
                                             Peter S. Redding        John Q. Sherman, II

                                             NOTE: If you do not wish your shares voted "For" a particular nominee, mark the
                                             "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).
                                                                                                        For     Against  Abstain
                                          3. Proposal to amend the Amended Articles of Incorporation    [  ]      [  ]     [  ]
                                             of the Company to increase the authorized shares of
                                             Common Stock and Class A Stock.
                                                                                                        For     Against  Abstain
                         --------------   4. Proposal to approve Battelle & Battelle LLP, Certified     [  ]      [  ]     [   ]
Please be sure to sign   Date                Public Accounants, as the independent public
and date this Proxy                          accountants of the Company.
--------------------------------------
                                          5. According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof. The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those
Shareholder sign here  Co-owner sign here    described above.
-----------------------------------------                                                                     DETACH CARD
DETACH CARD

                         THE STANDARD REGISTER COMPANY


           Proxy for Annual Meeting of Shareholders - April 21, 1999 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, a shareholder of the Standard Register Company (the "Company") hereby appoints PETER S. REDDING, PAUL H. GRANZOW and CHARLES F. SHERMAN ("Appointed Proxies"), each with full power to substitute or act alone, to vote, cumulatively or otherwise (the action of a majority of these present to control), with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held April 21, 1999, and any adjustments thereof, upon the matters listed on the reverse side hereof.

THE APPOINTED PROXIES WILL VOTE FOR EACH OF THE MATTERS SET FORTH ON THE REVERSE SIDE, WHICH ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ON THE REVERSE SIDE, IN WHICH CASE THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

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      PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
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Please sign exactly as your names(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate that capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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